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                            [FIELDWORKS INC. LOGO]



                                                                   EXHIBIT 10.30
                          SYSTEM INTEGRATOR AGREEMENT

This non-exclusive System Integrator Agreement is made as of by and between located at ("S.I."), and FIELDWORKS, INCORPORATED, located at 9961 Valley View Rd., Eden Prairie, MN 55344 ("FieldWorks").

     S.I. desires to sell to third parties certain products manufactured and sold by FieldWorks as part of systems with additional software and/or hardware. FieldWorks desires to have S.I. act as its non-exclusive system integrator in the sale of such bundled products. In consideration of the covenants contained in this Agreement, the parties agree as follows:

     1.   Appointment of S.I.

     1.1 FieldWorks hereby appoints S.I. as a non-exclusive system integrator for the FieldWorks products set forth on Exhibit A (the "Products") as FieldWorks may amend such exhibit from time to time upon notice to S.I. S.I. shall sell the Products bundled with application software or system hardware in such systems as are set forth in Exhibit B, as may be amended from time to time by mutual written agreement of the parties. S.I. shall be entitled to sell the bundled Products in the territory and/or markets defined in Exhibit C.

     1.2 S.I. hereby certifies that the Products acquired under this Agreement are to be used as part of systems or products that S.I. manufactures, supplies or both, for sale, lease or other commercial disposition to third parties in the regular course of S.I.'s business. Such systems or products shall include the Products, together with substantial other hardware, software, or both, manufactured, acquired or developed by S.I. S.I. may not remarket the Products except as part of such systems or products and only if S.I.'s portion of such systems or products adds substantial value to the Products.

     1.3 S.I. agrees to use its best efforts to promote the sale of the Products and agrees to abide by all reasonable rules and regulations FieldWorks establishes for its system integrators from time to time. S.I. agrees that, during the term of this Agreement, S.I. will not sell, promote or offer for sale products which compete with the Products.

     2.   Ordering, Delivery, Prices and Payments

     2.1 S.I. shall be entitled to use its standard form of purchase order for such orders; however, any terms in addition or contrary to the terms of this Agreement shall not apply. All orders shall be in minimum lot sizes of five (5) units.

     2.2 All orders shall be subject to acceptance by FieldWorks. FieldWorks shall inform S.I. of acceptance or rejection of each purchase order within fourteen (14) days of receipt thereof.

     2.3 The prices to be paid by S.I. for Products purchased under this Agreement shall be the prices established by FieldWorks defined in Exhibit A and incorporating the discount schedule set forth in Exhibit D. FieldWorks may increase prices of Products for which it has not yet accepted a purchase order at any time by providing S.I. with at least (30) days prior written notice.

                                  Page 1 of 6
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          SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)


     2.4 All deliveries of Products shall be FOB FieldWorks' facilities by a carrier of FieldWorks' choice, unless otherwise agreed in writing by FieldWorks and S.I. Title to the Products and risk of loss shall pass to S.I. upon delivery to such carrier. FieldWorks shall not be responsible for any delay in shipping the Products.

     3.   Obligations of S.I.

     3.1 S.I. shall provide all after sales support for its customers for bundled Products or repairs, except for repairs that are covered by FieldWorks' standard warranty. S.I. shall be the primary contact with its customers.

     3.2 Except as permitted in Section 1.2, S.I. shall not modify the Products in any manner and shall maintain Products in its inventory in a clean, safe and professional condition. S.I. shall not reverse engineer, decompile or disassemble the Products and shall not knowingly allow any other person to do so.

     3.3 S.I. agrees to, and hereby does, indemnify FieldWorks, its officers, directors, employees and agents against and hold each of them harmless from any and all claims, causes of action, damages, liabilities, costs and expenses (including attorneys fees) arising from: (i) any breach by S.I. of any provision of this Agreement; (ii) performance by S.I. of its obligations under this Agreement; or (iii) use by S.I. or its agents, distributors or customers of the Products furnished under this Agreement.

     3.4 FieldWorks may from time to time review S.I.'s performance under this Agreement. Upon request by FieldWorks, S.I. shall provide FieldWorks with relevant records and/or access to S.I.'s facility (during normal business hours) to perform such review.

     3.5 S.I. shall provide FieldWorks with a non-binding rolling six month forecast of orders, and shall promptly apprise FieldWorks of any anticipated deviation from such forecast.

     3.6 Except as otherwise provided herein, S.I. shall be responsible for compliance with all laws, regulations requirements established by governmental authorities within the U.S. and the territory and/or markets defined in Exhibit C, including but not limited to export laws, customs and registration requirements but exclusive of technical product standards, which are necessary or useful for the distribution of the Products.

     4.   Warranty

     4.1 FieldWorks warrants the Products to S.I. and its customer for a period of one (1) year from the earlier of the date of shipment from S.I. to its customer or sixty (60) days after shipment of the Product to S.I., pursuant to the terms of FieldWorks' then current standard product warranty. The warranty shall be null and void if S.I. or its customer modifies the Product without written approval of FieldWorks.

     4.2 The warranty set forth in Section 4.1 is intended for the benefit of S.I. and S.I.'s customers. All claims made hereunder shall be made by S.I. or by S.I.'s customer through S.I.

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          SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)

     4.3 THE WARRANTY SET FORTH IN SECTION 4.1 AND IN FIELDWORKS' STANDARD WARRANTY ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY FIELDWORKS, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF FIELDWORKS FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DISTRIBUTION, USE, REPAIR OR PERFORMANCE OF THE PRODUCTS.

     4.4  S.I. represents and warrants to FieldWorks:



     a. It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to own its own assets and properties and carry on its business as now being and heretofore conducted; and

     b. The execution, delivery and performance of this Agreement have been duly authorized, do not violate its certificate of incorporation, by-laws, or similar governing instruments or applicable law and do not, and with the passage of time will not, materially conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound.

     5.   Trademarks

     5.1 FieldWorks grants to S.I. a non-exclusive, nontransferable, royalty-free license to use FieldWorks' trademarks and trade names solely in connection with the distribution, promotion and advertising of the Products and in accordance with FieldWorks' standards and instructions. S.I. shall not use any other marks or trade names in connection with the marketing and distribution of the Products, except with prior written permission of FieldWorks. All use of FieldWorks' trademarks and tradenames shall be subject to FieldWorks' prior written approval and FieldWorks may, from time to time, inspect and monitor S.I.'s use of the FieldWorks trademarks.

     5.2 S.I. is not granted any right, title or interest in such trademarks other than the foregoing limited license, and S.I. shall not use any FieldWorks trademarks as part of S.I.'s corporate or trade name or permit any third party to do so. S.I. shall not register FieldWorks' trademarks or trade names without FieldWorks' prior written authorization, nor adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of FieldWorks' trademarks. Upon termination or expiration of this Agreement, S.I. shall cease and desist from use of FieldWorks' trademarks and trade names in any manner.

     5.3 S.I. shall not remove or alter any patent numbers, trade names, trade marks, notices, serial numbers, labels, tags, copyright notices or other identifying marks, symbols or legends affixed to any Products, documentation, containers or packages, without the prior written consent of FieldWorks.

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          SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)

     5.4 S.I. shall promptly notify FieldWorks in writing of any unauthorized use of FieldWorks' trademarks or similar marks which may constitute an infringement or passing off of FieldWorks' trademarks and shall cooperate with FieldWorks in any legal action taken by FieldWorks. FieldWorks reserves the right in its sole discretion to institute any proceedings against such third party infringers.

     6.   Term and Termination

     6.1 Unless earlier terminated as provided in this Agreement, this Agreement shall commence as of the date set forth above and shall terminate one
(1) year thereafter. This agreement may be renewed for additional one (1) year terms upon written agreement of the parties. If the parties fail to agree in writing upon a renewal of this Agreement prior to the expiration of this Agreement, this Agreement shall automatically expire and terminate without further notice to either party.

     6.2 FieldWorks may terminate this Agreement effective immediately upon notice to S.I. if S.I. resells the Products without adding substantial value as provided in Section 1.2.

     6.3 Either party can terminate this Agreement, with or without cause, on a thirty (30) days' prior written notice to the other party.

     6.4 Within thirty (30) days of the termination of this Agreement, S.I. shall provide to FieldWorks a list of all S.I.'s customers whose units are still under warranty.

     6.5 Upon termination or expiration of this Agreement, unless FieldWorks terminates for S.I.'s material breach, including termination pursuant to Section 6.2, S.I. shall have the right to add value to and distribute its then-existing inventory of Products during the three (3) month period following such termination or expiration, and S.I. shall thereafter cease selling, leasing or distributing the Products. If this Agreement is terminated for S.I.'s material breach, S.I. shall cease selling, leasing or distributing the Products as of the effective date of such termination. Sections 3.3, 4 and 7 shall survive any termination or expiration of this Agreement.

     7.   Confidentiality

     7.1 S.I. agrees that in the course of business dealings with FieldWorks, certain valuable, proprietary and confidential information of FieldWorks is likely to become known to S.I., including, without limitation, such information as equipment and software design information, documentation, prospect and customer lists, key employee names, pricing discount, and commission structures, production volumes, and similar information (hereinafter "proprietary information"). S.I. agrees that the proprietary information is the sole and exclusive property of FieldWorks and shall be treated as confidential. S.I. shall not disclose the proprietary information in any manner to any third party without the prior written approval of FieldWorks and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements. S.I. may use the proprietary information during the term of this Agreement only as permitted or required for S.I.'s performance hereunder.

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          SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)

     7.2 The obligations set forth in Section 7.1 shall not apply to any information which is or becomes known to the general public, or which S.I. can prove by written records was known to S.I. at the time of its receipt thereof from FieldWorks, or which has been rightfully obtained by S.I. from a third party. The provisions of this Section 7, shall survive any termination or expiration of this Agreement.

     8.   General

     8.1 This Agreement, including the Exhibits hereto which are incorporated herein by reference, constitute the entire Agreement between the parties and supersedes all prior and contemporaneous Agreements, understandings, negotiations and discussions, whether written or oral.

     8.2 Any dispute between the parties arising out of or in connection with this Agreement, if not resolved by mutual agreement between the parties, shall be settled by binding arbitration under the rules of the American Arbitration Association. In the event of any such dispute or difference, either party may give to the other party written notice that the matter shall be settled by arbitration. Such arbitration shall be conducted in Hennepin County, Minnesota, U.S.A. An award by arbitration may be entered as final judgment in any court having jurisdiction in the matter or application may be made to such a court for acceptance of the award and for an order of compliance.

     8.3 This Agreement shall be governed by and interpreted under the laws of the State of Minnesota, U.S.A., excluding its choice of law rules and the U.N. Convention on Contracts for the International Sale of Goods.

     8.4 All modifications, amendments, and/or waivers to this Agreement, less exhibits, shall be in writing and signed by both parties. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

     8.5 IN NO EVENT SHALL FIELDWORKS BE LIABLE TO S.I., ANY OF S.I.'s CUSTOMERS OR ANY OTHER PARTY FOR LOSS OF PROFITS, INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF FIELDWORKS SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE BY S.I. OR S.I.'s CUSTOMERS. IN NO EVENT SHALL FIELDWORKS BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AGGREGATE AMOUNTS ACTUALLY PAID BY S.I. TO FIELDWORKS UNDER THIS AGREEMENT.

     8.6 S.I. may not assign, delegate or transfer any of its rights or obligations under this Agreement, without the prior written consent of FieldWorks. Any attempted assignment, delegation or transfer by S.I. without such consent shall be void.

     8.7 If any provision of this Agreement is found invalid or unenforceable, such provision shall be deemed stricken from the Agreement and the remainder of the Agreement shall continue in full force and effect.

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          SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)

     8.8 This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor.

     8.9 Notices permitted or required to be given hereunder shall be deemed sufficient if given by (a) registered or certified mail, postage prepaid, return receipt requested, (b) private courier service, or (c) facsimile addressed to the respective addresses of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (1) receipt by the party to which notice is given, or (2) on the fifth (5th) day following mailing, whichever occurs first.

     8.10 If the performance of this Agreement or any obligation hereunder (other than the payment of monies due owing hereunder) is prevented, restricted or interfered with by reason of any event or condition beyond the reasonable control of such party (including without limitation acts of State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy or other supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion,), the party so affected shall be excused from such performance, only for so long as and to the extent that such a force prevents, restricts or interferes with the party's performance and provided that the party affected gives notice thereof to the other party and uses diligent efforts to remedy such event or conditions.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives below.



 FIELDWORKS INCORPORATED

___________________________        ______________________________
By                                 By

___________________________        ______________________________
Title                              Title

___________________________        ______________________________
Date                               Date

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           SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)


                                   EXHIBIT A
                                  THE PRODUCTS

          SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)

                                   EXHIBIT B
                      S.I. VALUE ADDED SYSTEMS OR PRODUCTS
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          SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)



                                   EXHIBIT C
                          TERRITORY/MARKET BOUNDARIES

Territory includes all Products to which value is added in the form of additional software or system hardware and which are sold and shipped by S.I. to the following geographic territory/and or markets:

Inclusions:



Exclusions:

          SYSTEM INTEGRATOR AGREEMENT (TYPE CO. NAME, CONTRACT DATE)



                                   EXHIBIT D
                               DISCOUNT SCHEDULE


General Conditions:

1  Terms:  C.O.D. or cashiers check.  Net 30 Days with credit approval.
1  System Integrator Agreement must be signed prior to acceptance of P.O.
1 Blanket P.O. with 12 month maximum release schedule required before quantity discount will be applied.
1  All discounts calculated from prices listed in Exhibit A.

Sale of FieldWorks 5000 Series Products to System Integrator:
1  One time 25% discount on the first order (2 Units maximum).

 ANTICIPATED ANNUAL SALES   SYSTEM INTEGRATOR
   (QUANTITY IN UNITS)           DISCOUNT
=============================================
            xx                     x %
---------------------------------------------

Sale of FieldWorks 7000 Series Products to System Integrator:
1  One time 35% discount on the first order (2 Units maximum).

 ANTICIPATED ANNUAL SALES   SYSTEM INTEGRATOR
   (QUANTITY IN UNITS)           DISCOUNT
=============================================
            xx                     x %
---------------------------------------------